                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     For the                   For the
                                                                Three Months Ended        Nine Months Ended
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
PRIMARY                                                         1994         1993         1994         1993
- -------                                                       ---------    ---------    ---------    ---------
Income before cumulative effect of changes in
  accounting principles                                       $ 131,820    $ 104,656    $ 212,971    $ 163,906

Add:  Interest savings, net of tax, applicable
      to assumed exercise of Fisher-Price warrants                    -          160            -          481
Less: Dividends on convertible preference stock                  (1,152)      (1,224)      (3,598)      (3,671)
                                                              ---------    ---------    ---------    ---------
Income, before cumulative effect of changes in
  accounting principles, applicable to common shares            130,668      103,592      209,373      160,716

Cumulative effect of changes in accounting principles                 -            -            -       (4,022)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 130,668    $ 103,592    $ 209,373    $ 156,694
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      178,503      167,530      176,007      167,757
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      1,524        1,835        2,142        1,793
      Fisher-Price warrants                                         573        1,076          681        1,076
      Restricted stock                                              144          168          103          267
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             180,744      170,609      178,933      170,893
                                                              =========    =========    =========    =========

Income Per Common Share:
- ------------------------

Income per share before cumulative effect of changes in
  accounting principles                                       $    0.72    $    0.61    $    1.17    $    0.94
Cumulative effect of changes in accounting principles                 -            -            -        (0.02)
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.72    $    0.61    $    1.17    $    0.92
                                                              =========    =========    =========    =========

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

                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     For the                   For the
                                                              Three Months Ended (a)    Nine Months Ended (a)
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
FULLY DILUTED                                                    1994         1993         1994         1993
- -------------                                                 ---------    ---------    ---------    ---------
Income before cumulative effect of changes in
  accounting principles                                       $ 131,820    $ 104,656    $ 212,971    $ 163,906

Add:  Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures               -        1,336          628        4,005
        Assumed exercise of Fisher-Price warrants                     -          160            -          481
Less: Impact of required ESOP dividends or
       contributions upon conversion                             (1,152)      (1,224)      (3,598)      (3,671)
                                                              ---------    ---------    ---------    ---------
Income, before cumulative effect of changes in
  accounting principles, applicable to common shares            130,668      104,928      210,001      164,721

Cumulative effect of changes in accounting principles                 -            -            -       (4,022)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 130,668    $ 104,928    $ 210,001    $ 160,699
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      178,503      167,530      176,007      167,757
Weighted average common equivalent shares arising from:
      Assumed conversion of 8% convertible debentures                 -        7,793        1,385        7,793
      Assumed conversion of convertible preference stock          1,564        1,620        1,601        1,620
      Dilutive stock options                                      1,524        2,101        2,390        2,348
      Fisher-Price warrants                                         573        1,076          697        1,076
      Restricted stock                                              148          216          148          375
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             182,312      180,336      182,228      180,969
                                                              =========    =========    =========    =========

Income Per Common Share:
- ------------------------

Income per share before cumulative effect of changes in
  accounting principles                                       $    0.72    $    0.58    $    1.15    $    0.91
Cumulative effect of changes in accounting principles                 -            -            -        (0.02)
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.72    $    0.58    $    1.15    $    0.89
                                                              =========    =========    =========    =========

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